Exhibit 23.2

KPMG SA
Tour EQHO
2 Avenue Gambetta
CS 60055
92066 Paris La Défense Cedex

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements Nos. 333-266448, 333-266449 and 333-271166 on Form S-3 and the registration statements Nos. 333-199513, 333-275662 and 333-280657 on Form S-8 of our report dated April 11, 2025, with respect to the consolidated financial statements of DBV Technologies S.A. and subsidiaries.

KPMG S.A.
Renaud Maxime Cambet
Partner

Paris La Défense, France
April 11, 2025